EXHIBIT 23-A
                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Toys "R" Us, Inc. for the registration of 137,040 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1996, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 1996, filed with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP




New York, New York
February 19, 1997